SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2018
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)

559-248-4943
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective, October 1, 2018, Robert C. Oberg, age 58, was appointed as the Senior Vice President and Chief Risk Officer of United Security Bancshares (the "Company") and its bank subsidiary, United Security Bank (the "Bank"). Mr. Oberg has over thirty years of financial experience and, for the past 5 years, has served as a consultant advising commercial and investment banks and their senior management to address formal regulatory challenges, operations and risk/reward performance assessments. Previous to this, Mr. Oberg served as a Senior Vice President and Chief Risk Officer of another financial institution from 2009 through 2013.

Mr. Oberg received his Bachelor of Science in Economics from Oklahoma State University.

Mr. Oberg will receive an annual base salary of $150,000 and participate in the Company’s compensation programs upon terms commensurate with other executives at the level of Senior Vice President. There are no family relationships existing between Mr. Oberg and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Oberg or any member of his immediate family had or will have an interest.

A press release was issued on October 2, 2018, and is attached to this Current Report and is incorporated into this report by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	Press release of United Security Bancshares dated October 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED SECURITY BANCSHARES

Date:	October 2, 2018	By: /s/ Bhavneet Gill
Bhavneet Gill
Senior Vice President & Chief Financial Officer